UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2011
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware	0-30242	72-1449411
Delaware	1-12407	72-1205791
(State or other jurisdictions	(Commission File	(IRS Employer
of incorporation)	Numbers)	Identification Nos.)
5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 23, 2011, Lamar Advertising Company (“Lamar”) announced via press release its results for the quarter and year ended December 31, 2010. A copy of Lamar’s press release is hereby furnished to the Commission and incorporated by reference herein as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Officer Appointment
On February 23, 2011, Lamar also announced that its Board of Directors appointed Sean E. Reilly as Lamar’s Chief Executive Officer, effective February 21, 2011. This appointment followed the Board’s acceptance of the resignation of Kevin P. Reilly, Jr. from that position. Kevin P. Reilly, Jr. will continue to serve as a full time executive officer of Lamar as its President. Kevin P. Reilly, Jr. will also remain Chairman of Lamar’s Board of Directors.
On February 21, 2011, Sean E. Reilly was also appointed Chief Executive Officer of Lamar Media Corp., Lamar’s wholly-owned subsidiary (“Lamar Media”), by its Board of Directors, effective immediately.
Sean E. Reilly, 49, had been Chief Operating Officer and President of Lamar’s Outdoor Division since November 2001. Mr. Reilly also held the position of Vice President of Mergers and Acquisitions. He began working with Lamar as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director of Lamar from 1989 to 1996 and from 1999 until 2003.
Certain Related Party Information
The Lamar Texas Limited Partnership, a subsidiary of Lamar, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement in July 1996, as amended in January 2004. This consulting agreement had a term through December 31, 2008 with automatic renewals for successive one-year periods after that date unless either party provides written notice of termination to the other. The agreement provides for an annual consulting fee of $150,000 for any subsequent one-year renewal term. As of December 31, 2010, this agreement was renewed for an additional one-year term at the previously agreed fee of $150,000. The agreement also contains a non-disclosure provision and a non-competition restriction that extends for two years beyond the termination of the agreement.
Kevin P. Reilly, Jr., Sean Reilly, Anna Reilly, and Wendell Reilly are siblings, and Kevin P. Reilly, Sr. is their father. Sean E. Reilly and Kevin P. Reilly, Jr. are executive officers of Lamar and Lamar Media. The Board of Directors of Lamar includes Kevin P. Reilly, Jr., Anna Reilly and Wendell Reilly, and the Board of Directors of Lamar Media includes Sean E. Reilly and Kevin P. Reilly, Jr.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
99.1	Press Release of Lamar Advertising Company, dated February 23, 2011, reporting Lamar’s financial results for the quarter and year ended December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 23, 2011	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: February 23, 2011	LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Press Release of Lamar Advertising Company, dated February 23, 2011, reporting Lamar’s financial results for the quarter and year ended December 31, 2010.